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                                                                   Exhibit 3-187
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                                                                    FILED
                                                                 SEP 21, 1988
                                                               IN THE OFFICE OF
                                                              SECRETARY OF STATE
                                                                WEST VIRGINIA


KEN HECHLER                                 FILE IN DUPLICATE ORIGINALS
Secretary of State                          FEE AS PER SCHEDULE ON PAGE 4
State Capitol, W-139                        - BUSINESS CORPORATION
Charleston, WV 25305    graphic omitted     - (stock for profit)
(304) 342-8000                                Complete all items except 3. A.
                                            - NON-PROFIT CORPORATION
                                              (membership, nonstock):
                                              Complete all items except 3.B. & 7


                                 WEST VIRGINIA

                           ARTICLES OF INCORPORATION

                                       of

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The undersigned, acting as incorporator(s) of a corporation under Chapter 31,
Article 1, Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

1.   The undersigned agree to become a West Virginia corporation by the name of Horizon Rehabilitation, Inc.
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     (the name of the corporation shall contain one of the words "corporation",
     "company," "incorporated," "limited"or shall contain an abbreviation of one such words. (ss.31.1.11.W. Va. Code)

2.   A.   The address at the physical location of the principal office of the corporation will be 1369 Stewartstown Road street, in the city, town or village of Morgantown, county of Monongalia, State of West Virginia. Zip Code 26505.

          The mailing address of the above location, if different, will be same.

     B. The address at the physical location of the principal place of business in West Virginia of the corporation, if different than the above address, will be same street, in the city, town or village of ____, ___________ County, West Virginia, Zip Code _______________.

          The mailing address of the above location, if different, will be ____.

3.   This corporation is organized as:

     A.   Non-stock non-profit ____.

     or

     B. Stock, for profit ____, and the aggregate value of the authorized capital stock of said profit corporation will be $1,000,00 dollars, which shall be divided into One Thousand (1,000)(no. of shares) shares of the par value of One ($1.00) (or state "without par value" if applicable) dollar each, (if shares are to be divided into more than one class or if the corporation is to issue shares in any preferred or special class in series, additional statements are required within the articles of incorporation.) (As provided by law, for the purposes of assessment of the license tax, and for no other purpose, shares of stock having no par value shall be presumed to be of the par value of $25 each; but if such stock was originally issued for a consideration greater than $25 per share, the annual license taxes as are required to be paid to the Tax Commissioner shall be computed upon the basis of the consideration for which such stock was issued. W. Va. Code ss.11-12-78)

4. The period of duration of the corporation, which may be perpetual, is perpetual


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PLEASE DOUBLE SPACE; IF MORE SPACE IS NEEDED, USE ADDITIONAL SPACE ON PAGE 4
AND ADD PAGES:

5. The purpose(s) for which this corporation is formed (which may be stated to be, or to include, the transaction of any or all lawful business for which corporations may be incorporated in West Virginia), is(are) as follows:

     To provide rehabilitation services to nursing homes and to engage in and to do any or all lawful business for which corporations may be incorporated under the West Virginia Corporation Act.

6. The provisions for the regulation of the internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are as follows:

     None

7. The provisions granting, limiting or denying preemptive rights to shareholders, if any, are as follows:

     None


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8.   The full name(s) and address(es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each is(are) as follows:

     NAME                   ADDRESS                             Number of Shares
                                                                   (optional)
     Michael J. Dempster    12th Floor, Two Chatham Center
                            Pittsburgh, PA 15219

9. The number of directors constituting the initial board of directors of the corporation is five and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders/ members, or until their successors are elected and shall qualify, are as follows:

     NAME                   ADDRESS

     Glenn T. Adrian        1369 Stewartstown Road
                            Morgantown, WV   26505

     Mark R. Nesselroad     1369 Stewartstown Road
                            Morgantown, WV   26505

     Joseph Donchatz        1369 Stewartstown Road
                            Morgantown, WV   26505

     Elizabeth Walden       1369 Stewartstown Road
                            Morgantown, WV   26505

     Michael J. Dempster    12th Floor, Two Chatham Center
                            Pittsburgh, PA 15219

10. The name and address of the appointed person to whom notice or process may be sent is Mark R. Nesselroad, 1369 Stewartstown Road, Morgantown, WV 26505

                                ACKNOWLEDGEMENT

I(We), the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this "Articles of Incorporation."

   In witness whereof, I(we) have accordingly hereunto set my(our) respective hands this 12th day of September 1988.

(All incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.)

PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATORS AND THE NOTARY PUBLIC
CANNOT BE ACCEPTED.
                                                         /s/ Michael J. Dempster
                                                         -----------------------
                                                         Michael J. Dempster

Commonwealth of Pennsylvania

COUNTY OF Allegheny

I, Linda A. Bogesdorfer, a Notary Public, in and for the county and state aforesaid, hereby certify that (names of all incorporators as shown in item 8 must be inserted in this space by official taking acknowledgement)

Michael J. Dempster

whose name(s) is(are) signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county and acknowledged his(her)(their) signature(s).

               NOTARIAL SEAL                 My commission expires June 29, 1991
    LINDA A. BOGESDORFER, NOTARY PUBLIC
        PITTSBURGH, ALLEGHENY COUNTY         /s/ Linda A. Bogesdorfer
    MY COMMISSION EXPIRES JUNE 29, 1991      -----------------------------------
Member Pennysylvaia Association of Notaries  (Notary Public)
                   SEAL

ARTICLES OF INCORPORATION PREPARED BY Bradley J. Franc, Esquire, whose mailing address is Houston Harbaugh, P.C., 12th Floor, Two Chatham Center Pittsburgh, PA 15219


Official Form 101